[LOGO]

                                     May 14, 1997



Bill H. McAnalley, Ph.D.
4921 Corn valley
Grand Prairie, Texas 75052

     Re: First Amendment to that Certain Letter of understanding Regarding Development of Proprietary Information for Mannatech, Incorporated, ("Mannatech" or "Corporation") effective as of August 1, 1997 ("Letter Agreement") attached for reference as Exhibit "A" hereto, by and between Bill H. McAnalley, Ph.D. ("BHD") and Mannatech, Incorporated ("Mannatech")

Dear Dr. Mcanalley:

     This is to confirm our oral understanding regarding the modification to the Letter Agreement which has been reached between yourself and Mannatech.

     The Letter Agreement will remain in full force and effect, with the exception of the agreement respecting additional compensation, set forth commencing on Page 1, and reading as follows:

          The Corporation has agreed to pay to you .5% of its corporate Bonus volume for the united States and Canada [as such Bonus volume is computed, under the formula published, and in effect from time-to-time in the official Compensation Plan of the Corporation published by it as its corporate literature), so long as the Corporation continues to use any of the proprietary intellectual property of Mannatech, which you have developed or assisted in developing. This consideration is in addition to sums paid to you as a salaried employee of the Corporation. The right to receive this additional compensation shall not be assignable, except to a corporation entirely controlled by you, or a trust of which you are the settlor, but otherwise shall fully inure to the benefit of your heirs and successors.

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Page 2


     In lieu of the foregoing additional compensation, you will be issued, within ten (10) days after the execution of this letter, capital stock in Mannatech in the amount of 303,667 shares. Additionally, Mannatech has agreed to issue to you at that same time, options to purchase up to 240,000 shares of the Capital stock of the Mannatech, as set forth in Exhibit "B" hereto. Notwithstanding any provision contained herein to the contrary, the you agrees to be bound by the underwriting agreements or requirements by and between the Mannatech and any underwriter which might provide services to it in connection with any public offering of its capital stock ("underwriter"). Further, should such underwriter impose any restrictions upon the exercise, registration or other rights, concerning the of stock or options conferred hereby, or otherwise granted under this Agreement, you agree to further be bound by such requirements, limitations, restrictions, and/or agreements, as agreed to by the Corporation. You hereby appoint the Corporation as your attorney-in-fact to execute all documents on your behalf concerning agreements offering the shares of stock and/or related options, as the case may be, conferred hereby, including, without limitation, those agreements with the underwriter, referenced above.

     It has further been agreed that the Board of Directors of Mannatech will officially name you as the Chief Science Officer of the Mannatech, in addition to your current title of Vice President of Research, Development and New Products.

     Additionally remaining in full force and effect and surviving the termination of any other agreements between the parties is the Non-Disclosure Agreement previously executed in favor of Mannatech by yourself.

     Assuming that the foregoing comports with your understanding of the agreement that we have reached in this matter, please signify the same by executing this letter, and returning a signed copy of the same to our corporate counsel.

     Thank you for your assistance and agreement in this very important matter.

                              Very truly yours,
                              Mannatech, incorporated

                              /s/ Charles E. Fioretti

                              Charles E.  Fioretti
                              Chairman of the Board

AGREED:

/s/ Bill H. McAnalley
-----------------------------
Bill H. McAnalley



                                   ACKNOWLEDGEMENT


STATE OF TEXAS                Section
COUNTY OF DALLAS              Section


     BEFORE, ME THE UNDERSIGNED AUTHORITY, personally appeared Bill H. McAnalley, who swore upon oath that the foregoing document was executed for the consideration and in the capacity therein stated.

     SWORN AND SUBSCRIBED TO BEFORE ME on this the 19 day of August 1997.




/s/ Cheryl Anderson
---------------------------
Notary Public                                     {Seal}

                                  August ___ , 1996


Bill H. McAnalley, Ph.D.
4921 Corn valley
Grand Prairie, Texas 75052


     RE: Letter of understanding Regarding Development of Proprietary Information for Mannatech, Incorporated.


Dear Dr. McAnalley:

     First, let me confirm to you your employment as Director of Research, Development and New Products at Mannatech, Incorporated ("Corporation") . Your employment, as for the majority of our employees, is simply at the will of the parties, and governed under all policies and procedures applicable to employees of the Corporation, and applicable state and federal law. We welcome you in your new role, and look forward to the exciting developments for our company and the many people using our products, that your expertise will undoubtedly bring.

     The second purpose of this letter is to outline your additional compensation for the development of proprietary compositions, processes, uses, and the like which will constitute proprietary intellectual property of the Corporation. Such amounts will be paid monthly, based upon the results of the preceding months, or otherwise as the parties shall agree, as well as other duties and obligations that we believe should be discussed for clarity between the parties.

     The Corporation has agreed to pay to you .5% of its corporate Bonus Volume for the United States and Canada [as such Bonus Volume is computed, under the formula published, and in effect from time-to-time in the official Compensation Plan of the Corporation published by it as its corporate literature], so long as the Corporation or continues to use any of the proprietary intellectual property of Mannatech, which you have developed or assisted in developing. This consideration is in addition to sums paid to you as a salaried employee of the Corporation. The right to receive this additional compensation shall not be assignable, except to a

                                       EXHIBIT
                                          A
corporation entirely controlled by you, or a trust of which you are the settlor, but otherwise shall fully inure to the benefit of your heirs and successors.

     Any idea, technology, know-how, process, patent, formula, product, composition, iteration, use, information, or other intellectual property ("Intellectual Property") which shall come to you and/or be researched and developed during your employment with Mannatech, particularly including the intellectual Property which you directly work on for Mannatech, shall be determined as follows:

     (a) in the event that you have been requested to or offer to develop particular Intellectual Property for Mannatech, and do so, then such intellectual Property shall be the sole property of Mannatech;

     (b) in the event that you, during the period of your employment with Mannatech, discover or develop intellectual Property, other than that which you have been requested or offer to develop for Mannatech ("Additional Intellectual Property"), you shall first offer, in writing, such Additional intellectual Property to Mannatech. Mannatech shall have a period of thirty (30) days within which to accept or reject such Additional intellectual Property. If such Additional Intellectual Property is not accepted by Mannatech within such thirty-day (30) period, then such property will be deemed as rejected by Mannatech, and all rights to the same shall thereafter be assigned or released by Mannatech to you.


     (c) In the further event that Mannatech does not establish, with your cooperation, a budget and allocate funds for the development and protection, or otherwise diligently pursue the development and protection of (or is not in the process of pursing or developing) such Additional Intellectual Property elected as its property, pursuant to paragraph (a) hereof, then you, may request, in writing, that such property right be assigned and transferred to you. Thereafter, Mannatech will have thirty (30) days, from the date of the receipt of such written request, within which to either transfer the same to you, in accordance with your request, or establish a budget and a working schedule for the development and protection of such Additional Intellectual Property, and thereafter diligently proceed to develop and protect such Additional Intellectual Property in accordance with such budget and working schedule.

     (d) Mannatech understands that you have contractual commitments with Carrington, Laboratories, Inc. and White

          Gaps, Inc. to develop intellectual property which you have discovered prior to this date, and that such shall constitute an exception to this agreement, and Mannatech shall claim no ownership of any such intellectual property, the foregoing provisions of this agreement notwithstanding.

     You agree to execute any document, accurately prepared by counsel of Mannatech, which shall serve to preserve the rights to the intellectual Property of Mannatech, including patent applications and related documents, and transfers and evidences of ownership of such rights in the Corporation The obligation to acknowledge ownership of the Intellectual Property in the Corporation and to participate in the execution of documents to obtain, evidence and secure rights pertaining to the same, shall survive your employment and this agreement, and shall bind your heirs, successors, and if applicable, assigns. Accordingly, you hereby affirm that any rights which might vest in you with regard to any intellectual Property which shall come to you and/or be researched and developed during your employment with Mannatech, including without limitation the rights to manufacture, reproduce, use, publish, distribute, market sell, license or otherwise exploit, shall be transferred, at various times, at the request of the Corporation, to it, as its sole property, with no rights, except to the right of compensation, set forth above, remaining within your ownership.

     It is our intention that you, working with others that the Corporation shall employ or retain on a contract basis, shall develop proprietary ingredients, formulations and products for the benefit of the Corporation. It is our specific understanding, based upon your recent proposal that you require certain resources which you have outlined in your strategic plan of action to us. The summary of the initial budget approved by the Board of Directors, is attached as Exhibit "A" hereto. Access to the subject budget shall be through a procedure, which you and the Corporation will develop together to assure both your research and development needs, as well as the Corporation's need for orderly disbursement of funds and accounting.

     We will require that you, as well as all persons working with you or under your supervision, keep full and extensive origin and progress notes on any proprietary property, including that in process, which you may supervise or work on for the Corporation from the inception of the idea ("stream of consciousness" concerning the idea) through the conclusion of the refinement of the same.

     We expect, and you agree, that all of the information that you generate in connection with the Proprietary Property, be kept confidential, and that all persons, including employees and independent contractors with whom you work be required to execute a confidentiality agreement which in form is agreeable to the

Corporation and its counsel. All personnel, both contract and employees, under your supervision shall be admonished by you regarding the methodology of keeping logs and data to establish ownership and confidentiality over the same. Any procedures regarding these requirements should be adopted in conjunction with personnel within the corporate office responsible for compliance and legal functions. if you should ever be the subject of a subpoena regarding any Proprietary Property, including any information of confidence, generally, regarding the Corporation, you agree to notify the Corporation and follow its direction and that of its counsel regarding any motion to quash, dissolve, limit or otherwise affect the obligation of the subpoena. The Corporation shallLear all expense in connection with the retention and compensation of such counsel, and accordingly will select and direct the same. You agree to follow the requirements of any final subpoena or order issued by a court of competent jurisdiction regarding the same.

     You agree to fully debrief and explain all Proprietary Property of the corporation to its officers and designees, as well as assist and/or direct in the creation of corporate literature and marketing information regarding the same.

     Further, should the Corporation desire to test the efficacy or any other aspect of the Proprietary Property, you agree to participate, as requested by the Corporation, in the planning, design, effectuation, implementation, and analysis of such testing.

     You specially represent and warrant that any of the Intellectual Property that you will research and develop for Mannatech is of independent, and novel origin, and does not rely in any aspect on other technologies and ideas that you may have, in the past, conceived, researched and/or developed for others or yourself in the past, except for technologies and ideas which are within the public domain. Further, you hereby represent and warrant as follows:

     - That to your personal knowledge none of the Intellectual Property of which you conceive, research or develop, and ultimately convey to the Corporation shall violate or infringe any patent, copyright, right of privacy, nor constitute the misuse or misappropriation of any trade secret or confidential information;

     - That you shall take reasonable steps to identify and secure any approvals or permissions required in connection with the production, manufacture, use or exploitation of the intellectual Property to the effect that the same have been or will have been, obtained prior to any transfer of the Intellectual Property to the Corporation [or if not reasonably obtainable, identified to the Corporation in writing), and that to the extent the same are secured, such shall remain in full force and effect with respect to such intellectual Property during the period of ownership by the

Corporation

     The Corporation will, at its sole expense, arrange to have filed, first in your and/or any other inventor's names, with subsequent assignment to the Corporation, to the extent that the Corporation deems advisable, all patent, copyright, and other documentary registrations of rights pertaining to the Intellectual Property (except for trade and service marks pertaining to such Intellectual Property, which the Corporation shall, from the outset, own solely), including any foreign registrations and renewals and modifications thereof. You, in furtherance of this undertaking, agree to execute such documents and take such other action as may be required to effectuate such documentation and registration, provided that the full expense related to the same shall be borne by the Corporations

     From time-to-time, as our relationship evolves, we may reach other requirements, undertakings or provisions which require additional documentation, and which may either supplement or amend this letter. Such supplements and amendments shall be binding on the Corporation and yourself only to the extent that they are included in a writing signed by both parties.

     We welcome you, your expertise, and your scientific endeavor for our Corporation. We genuinely hope that this agreement will constitute a first effort to being a leader in defining the cutting edge of nutritional and personal care products for domestic and world markets.

     This Letter of Understanding is effective between the parties, as of August 1, 1996.

     If the foregoing terms and conditions are agreeable to you, please execute and return a duplicate of the original of the letter, such to constitute the agreement between us.


                              Very truly yours,
                              MANNATECH, INCORPORATED



                              Ronald Kozak
                              Chief Executive Officer

DV:ss
attachment as indicated (budget)
ACCEPTED AND AGREED:


-------------------------------------
BILL H. MCANALLEY, PHD.

                    APPENDIX I                         (proposed)

                                INCENTIVE STOCK OPTION

To:  BILL McANALLEY
     -----------------------------------------------------------------
     Name
          4921 Corn Valley, Grand Prairie. Texas 85052
     -----------------------------------------------------------------
     Address

Date of Grant:        June 23, 1997
               -------------------------------------------------------

     You are hereby granted an option, effective as of the date hereof, to purchase 240,000 shares of common stock, $0.001 par value per share ("Common Stock"), of Mannatech. Incorporated, a Texas corporation (the "Company") at a price of $1.35 per share pursuant to the Company's 1997 Stock Option Plan (the "Plan").

     Subject to the condition set forth in the immediately following paragraph. your option may first be exercised ninety (90) days following completion by the Company of a registered public offering of its securities pursuant to the requirements of the Securities Act of 1933. as amended. but in any event not earlier than one (1) yew from date of grant. On and after one year and prior to two years from the date of grant, your option may be exercised for up to 33 1/3% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization. merger, consolidation, transfer of assets, reorganization. conversion or what the Committee deems in its sole discretion to be similar circumstances). Each succeeding yew thereafter, your option may be exercised for up to an additional 33 1/3% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option (as adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend. stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets. reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances). Thus, subject as aforesaid to the condition set forth in the next paragraph, this option is fully exercisable on and after three years after the date of grant, except if terminated earlier as provided herein. No fractional shares shall be issued or delivered. This option shall terminate and is not exercisable after [ten (10)] years from the date of its grant (the "Scheduled Termination Date"), except if terminated earlier as hereafter provided.

     You may exercise your option by giving written notice to the Secretary' of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called "cashless exercise"; (b) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company. which will be valued by the Secretary of the Company at the fair market value per

                                       EXHIBIT
                                          B
share of the Company's Common Stock (as determined in accordance with the Plan) on the date of delivery of such-certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

     Your option will, to the extent not previously exercised by you, terminate thirty (30) day's after the date on which your employment by the Company or a Company subsidiary corporation is terminated (whether such termination be voluntary or involuntary) other than by reason of disability as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death, in which case your option will terminate one year from the date of termination of employment due to disability or death (but in no event later than the Scheduled Termination Date). After the date your employment is terminated, as aforesaid, you may exercise this option only for he number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by a Company subsidiary corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your employment shall not be deemed to have terminated if you are transferred from the Company to a Company subsidiary corporation, or vice versa, or from one Company subsidiary corporation to another Company subsidiary corporation.

     If you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company or a Company parent or subsidiary corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this option.

     In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

     This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you. including, for this purpose. your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you. you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

     Notwithstanding anything to the contrary contained herein. this option is not exercisable until all the following events occur and during the following periods of time:

               (a) Until the Plan pursuant to which this option is granted is approved by the shareholders of the Company in the manner prescribed by the Code and the regulations thereunder;

               (b) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

               (c) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

               (d) Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Committee) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) the employee's portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

               The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

               (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of l933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

               (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSACTION 'WILL BE EXEMPT FROM SUCH REGISTRATION."

     The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

     The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

     Subject to the $100,000 per year limitation of Section 422(d) of the Code, it is the intention of the Company and you that this option shall, if possible, be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder. In the event this option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "Incentive Stock Option," this option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if and to the extent that such conformity may be achieved by amendment.

     Nothing herein shall modify your status as an at-will employee of the Company. Further, nothing herein guarantees you employment for any specified period of time. This means that either you or the Company may terminate your employment at any time for any reason, or no reason. You recognize that, for instance, you may terminate your employment or the Company may terminate your employment prior to the date on which your option becomes vested. The preceding sentences of this paragraph, however, shall not apply to the extent of any inconsistency with a provision or provisions of a written contract of employment between you and the Company for so long, but only so long, as such contract remains in full force and effect or the provisions involved survive the termination of such contract.

     Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith. for a period not to exceed two weeks. Thereafter, he dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

     This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Company and you with respect to the subject Matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Texas.

     Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

                                   MANNATECH, INCORPORATED,
                                   a Texas corporation


                                   By
                                     ---------------------------
                                     Its
                                        ------------------------

I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.

     Further in this regard, the undersigned acknowledges that, under Section 422(d) of the Code, to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by the undersigned during any calendar year exceeds $100,000.00, such options shall be treated as options which are not incentive options.

--------------------------------   ------------------------------
(Signature)                        (Date)